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                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                  This Amended and Restated Employment Agreement ("Agreement") is entered into effective May 1, 1996 between REMEDYTEMP, INC., a California corporation (the "Company"), and Robert E. McDonough, Sr.
("McDonough") (collectively referred to herein as the "Parties").

                  WHEREAS, an Employment Agreement (the "Original Agreement") was entered into effective December 5, 1994 between the Company and McDonough;

                  WHEREAS, this Agreement has been prepared to amend the Original Agreement to respond to certain requests of Dillon, Read & Co., Inc., the Company's underwriter in its proposed initial public offering of stock, and its legal counsel and to implement certain understandings reached between the Company and McDonough;

                  WHEREAS, McDonough has served as Chairman of the Board of the Company ("Chairman") since its inception and Chief Executive Officer from its inception until May 2, 1994; and

                  WHEREAS, the Company desires to maintain the benefits of having McDonough continue to serve as Chairman and McDonough desires to continue to serve as Chairman.

                  WHEREAS, the term of the Original Agreement ends on December 4, 2001.

                  NOW, THEREFORE, in consideration of the foregoing premises, the Parties hereby amend and restate the Original Agreement and agree to the following terms and conditions under which McDonough will serve as Chairman.

                  1.       EMPLOYMENT SERVICES AND DUTIES

                  The Company agrees to employ and retain the services of McDonough as Chairman, and McDonough hereby agrees to continue employment with the Company as its Chairman, for the term of this Agreement. McDonough agrees to perform his duties as Chairman of the Board faithfully, to the best of his ability and in the best interests of the Company, and to preserve and protect the confidential information of the Company, and to perform both his regular duties and strategic projects as requested by the Board of Directors.

                  2.       TERM OF EMPLOYMENT

                  The Company agrees to employ McDonough, and McDonough agrees to serve, as Chairman for the period commencing May 1, 1996 and ending on December 4, 2001 (the "Employment Period").

                  3.       COMPENSATION TERMS

                  The Company agrees to compensate McDonough for his services rendered as Chairman under this Agreement as follows:

                           (a) Effective May 1, 1996, for the Employment Period,
McDonough shall receive a base salary of $390,000 per year.
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                           (b) McDonough shall receive such annual bonuses as
determined by the Board of Directors of the Company in its sole and absolute discretion; provided, however, that for each fiscal year during the term of this Agreement McDonough's bonus shall be no less than $160,000 and no more than $390,000 dependent on his performance and the Company's satisfaction of certain performance goals set annually by the Compensation Committee of the Board of Directors and, provided, further, that during the term of that certain Employment Agreement dated effective May 1, 1996, between the Company and Paul
W. Mikos as Chief Executive Officer of the Company, McDonough's bonus shall be determined on the same basis and in the same amount as that of the Chief Executive Officer.

                           (c) McDonough shall be entitled to and shall receive
any and all other benefits generally available to executive employees of the Company, including participation in health insurance programs and retirement plans.

                           (d) The Company shall pay any and all of McDonough's
existing life insurance premium payments as well as any additional life insurance premium payments that McDonough shall deem reasonably appropriate. In the event that McDonough is no longer Chairman or employed by the Company in any other capacity, the Company shall continue to pay such premiums as required under each and every life insurance policy. Notwithstanding the above, the total sum of annual life insurance premium payments made by the Company for McDonough shall not exceed $50,000 per year.

                           (e) The Company shall indemnify McDonough in
accordance with the terms and conditions of its then current indemnification agreements with directors of the Company.

                           (f) In the event that McDonough becomes disabled and
is unable to perform his duties as Chairman of the Board, he shall continue to receive as disability income the amount of his base salary under Section 3(a), but the Board of Directors may elect another person to serve as Chairman of the Board during the period of McDonough's disability.

                  4.       REGISTRATION RIGHTS

                  The Company shall grant McDonough certain defined registration rights for the stock of the Company owned by McDonough, individually or in a fiduciary capacity, as set forth in that certain Registration Rights Agreement attached hereto as Exhibit A and executed concurrently herewith.

                  5.       SEVERABILITY

                  The provisions of this Agreement are severable. If a court of competent jurisdiction determines that any one or more provisions of this Agreement is invalid, void or unenforceable, in whole or in part, it will be severed therefrom. The remaining provisions of this Agreement shall then continue in full force without being impaired or invalidated in any way.

                  6.       BINDING EFFECT; ASSIGNMENT

                  This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

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                  7.       ENTIRE AGREEMENT

                  This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. This Agreement supersedes all negotiations, prior discussions and preliminary agreements. This Agreement may not be amended except in a writing executed by the Parties.

                  8.       GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  9.       NOTICES

                  All notices, requests, demands and other communication required or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States Government.

                  Any notice given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business. Any notice to be given to McDonough shall be addressed to him at his home address last shown on the Company's records, or at such other address as either party may hereafter designate in writing to the other.

                  10.      WAIVER

                  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  11.      COUNTERPARTS

                  This Agreement may be executed in counterparts, and such counterparts may be transmitted by facsimile, and all counterparts, taken together, will constitute one and the same document.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement effective May 1, 1996.



                                       REMEDYTEMP, INC.

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Robert E. McDonough, Sr.
                                       By:
                                          ---------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------

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